Riviera Holdings Corporation
                    2901 Las Vegas Boulevard South
                          Las Vegas, NV 89109
                  Investor Relations: (800) 362-1460
                          TRADED: AMEX - RIV
                          www.theriviera.com


FOR FURTHER INFORMATION:

AT THE COMPANY:                            INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                       (208) 241-3704 Voice
(702) 794-9442 Fax                         (208) 232-5317 Fax
Email:  dkrohn@theriviera.com              Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

            Riviera Reports Record Results for Third Quarter 2005

LAS VEGAS, Nov. 8 /PRNewswire-FirstCall/ -- Riviera Holdings Corporation (Amex:
RIV) today reported financial results for the third quarter ended September 30, 2005. Net revenues for the quarter were $50.3 million, comparable to the third quarter of 2004. Income from operations was $5.3 million, up $510,000 or 10.6 percent from the third quarter of 2004. Adjusted EBITDA(1) was $9.7 million, up $190,000 or 2.0 percent from the third quarter of 2004 and a record for any third quarter in the Company's history. Riviera has reported record EBITDA for five out of the last six quarters. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity compensation, asset impairment, Sarbanes Oxley expenses and mergers, acquisitions and development costs, as shown in the reconciliation to net income in the tables of this release (See Notes 1 and 2 to the Financial Summary Table). The net loss for the quarter was $1.3 million, or $0.11 per diluted share, compared to a net loss of $2.0 million, or $0.19 per diluted share, in the third quarter of 2004.

Net revenues for the first nine months of 2005 were $156.1 million, up $2.2 million or 1.4 percent from the first nine months of 2004. Income from operations was $19.7 million in the first nine months of both 2005 and 2004. Adjusted EBITDA (1) was $31.8 million, up $744,000 or 2.4 percent from the first nine months of 2004 and a record for the Company. Net loss for the first nine months of 2005 was $138,000, or $0.01 per diluted share, compared to a net loss of $619,000, or $0.06 per diluted share, in the first nine months of 2004.

Third Quarter 2005 Highlights

* Riviera Las Vegas revenues were up $328,000 or 0.9 percent
* Riviera Las Vegas occupancy was 93.8 percent compared to 90.6 percent in the third quarter of 2004, ADR (Average Daily Rate) increased $4 to $69 and RevPar (Revenue Per Available Room) increased $6 to $65
* Riviera Las Vegas EBITDA was up $81,000 or 1.4 percent
* Riviera Black Hawk EBITDA was up $303,000 or 6.9 percent
* The Company has $26.0 million in cash plus a $30.0 million revolver

Riviera Las Vegas

Robert Vannucci, President of Riviera Las Vegas, said, "We are pleased that our third quarter results showed improvement over the prior year. Third quarter convention rooms were up 16 percent over the prior year and represented 37 percent of the total rooms sold in the quarter. Cash room revenue was up over $1,000,000 or 10 percent for the quarter. We continue to see a strong demand for our rooms and are cautiously optimistic that we will be able to drive ADR and Rev/Par for the balance of the year.

"The mid-priced tier of the Las Vegas market is rapidly shrinking. Recently announced closures of the Westward Ho, Boardwalk and Bourbon Street hotels will help relieve the pressure created on mid-week room rates by moderately priced properties. We believe this will provide opportunities for us to further increase our ADR. Air passenger volumes continue to grow, up 7.9 percent in July and 6.7 percent in August. Airline average daily seat capacity increased to 77,400 in August and continues to set new records every month."

Riviera Black Hawk

Ron Johnson, President of Riviera Black Hawk, said, "Third quarter net revenue of $13.2 million was down $608,000 or 4.4 percent from last year's third quarter. EBITDA for the third quarter was $4.7 million, up $303,000 or 6.9 percent from last year. EBITDA in the third quarter was the highest quarterly EBITDA in the history of our Black Hawk Casino. EBITDA margin of 35.8 percent was up 3.8 percentage points from the same period last year. We were able to more than offset the reduction in revenues by decreasing marketing, payroll and other variable expenses.

"Third quarter revenues were negatively impacted by a rock slide in June that closed Highway 6 between the city of Golden and the intersection of Highway 119 and Highway 6, approximately 10 miles east of Black Hawk. Although there are four routes to the Black Hawk/Central City area, this route through Golden is the preferred one taken by most gaming patrons. Highway 6 reopened on September 12.

"Net revenues for the first nine months of 2005 were $39.1 million, down $1.2 million or 3.0 percent from the first nine months last year. EBITDA for the first nine months of 2005 was $12.7 million, down $178,000 or 1.4 percent from the first nine months in 2004. EBITDA margin for the period was 32.6 percent or
0.6 percentage points higher than the comparable period.

"With the reopening of Highway 6, we expect business to return to normal levels as we go forward. Over the long term, we believe that we have the number one location in the market and that we will soon benefit from the extension of Main Street, currently estimated to be completed in late 2005 or early 2006. The extension of Main Street will provide easier access to our parking garage, the first and most convenient parking opportunity for patrons entering the Black Hawk market by way of Highways 6 and 119."

Consolidated Operations

William L. Westerman, Chairman of the Board, said,
"The closure of the major access road to Black Hawk during the third quarter created a major inconvenience to our customers, resulting in a decline in revenue. However, management did an outstanding job reducing costs so that their property produced record EBITDA in the third quarter of 2005.

"This, combined with modest improvements in EBITDA of the Las Vegas operations, produced a record for any third quarter in the Company's history. The third quarter continued our trend of increasing positive results, and we are pleased to report record EBITDA for the nine months as well.

"Seven new condominium/timeshare projects with over 4,000 rooms are underway in close proximity to our property at the North End of the Las Vegas Strip, confirming our previous statements that our neighborhood will be the epicenter of future Las Vegas developments. Recent land transactions on the North End are an indication that our 26 acres has a market value well in excess of its recorded book value, which is less than $1 million an acre."

Conference Call Information

In conjunction with the release of third quarter 2005 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Standard Time on Tuesday, November 8, 2005. Investors can listen to the call via the Internet at
http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1139069           or
www.theriviera.com or by dialing (800) 289-0436. The conference call rebroadcast is available at 888-203-1112, code 8688473.

Forward-Looking Statements

The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including the results of our previously announced strategic plan to maximize shareholder value, expansion and modernization objectives and timetables, hotel and casino market conditions, financing requirements, interest rates, regulatory requirements and other risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.
                             - Tables Follow -

Riviera Holdings Corporation
Financial Summary
                               Three Months Ended September 30     Nine Months Ended September 30
($ in 000s except               2005     2004    Var    %Var     2005       2004      Var     %Var
per share amounts)
Net Revenues:
Riviera Las Vegas              $37,143  $36,815  $ 328    0.9%  $116,991  $113,575   $3,416    3.0%
Riviera Black Hawk              13,194   13,802  (608)   -4.4%    39,067    40,296  (1,229)   -3.0%
                            ---------------------------        -----------------------------
  Total Net Revenues            50,337   50,617  (280)   -0.6%   156,058   153,871    2,187    1.4%
Operating Income:
Riviera Las Vegas                3,797    3,592    205    5.7%    16,552    15,435    1,117    7.2%
Riviera Black Hawk               3,097    2,889    208    7.2%     7,960     8,495    (535)   -6.3%
Mergers, Acquisitions
and Development Costs, net       (126)  (1,010)    884  -87.5%       376   (1,010)    1,386
Sarbanes Oxley Expenses          (371)        0  (371)             (641)         0    (641)
Equity Compensation              (222)        0  (222)           (1,207)         0  (1,207)
Asset Impairment                     0        0      0             (198)         0    (198)
Corporate Expenses               (855)    (661)  (194)  -29.3%   (3,158)   (3,173)       15    0.5%
                            ---------------------------        -----------------------------
  Total Operating Income         5,320    4,810    510   10.6%    19,684    19,747     (63)   -0.3%
Adjusted EBITDA (1):
Riviera Las Vegas                5,790    5,709     81    1.4%    22,259    21,352      907    4.2%
Riviera Black Hawk               4,721    4,418    303    6.9%    12,748    12,926    (178)   -1.4%
Corporate Expenses               (855)    (661)  (194)  -29.3%   (3,158)   (3,173)       15    0.5%
                            ---------------------------        -----------------------------
  Total EBITDA                   9,656    9,466    190    2.0%    31,849    31,105      744    2.4%
Adjusted EBITDA Margins (2):
Riviera Las Vegas                15.6%    15.5%   0.1%             19.0%     18.8%     0.2%
Riviera Black Hawk               35.8%    32.0%   3.8%             32.6%     32.1%     0.6%
Consolidated                     19.2%    18.7%   0.5%             20.4%     20.2%     0.2%
 Net income                   $(1,273) $(1,988)  $ 715   36.0%   $ (138)   $ (619)    $ 481   77.7%
EARNINGS PER SHARE DATA:

Weighted average basic
and diluted shares outstanding 11,848   10,464  1,384   13.2%    11,795    10,461    1,334   12.8%
 Basic and diluted earnings
  per share                   $ (0.11) $ (0.19) $ 0.08  42.1%    $ (0.01) $ (0.06)  $ 0.05   83.3%





(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity compensation, asset impairment, Sarbanes Oxley expenses and mergers, acquisitions and development costs, net, as shown in the reconciliation to net income (loss) in the tables of this release. In 2004, we entered into confidential discussions regarding a potential sale of our company to a third party. Discussions with one such party, which commenced in 2004, ended in 2005, and we retained a $1 million fee paid to us by that party. Such amount is reflected in mergers, acquisitions and developments costs, net. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA information may calculate it in a different manner than we do. A reconciliation of Adjusted EBITDA to net income (loss) is included in the financial schedules accompanying this release.
(2) Adjusted EBITDA margins represent Adjusted EBITDA divided by Net Revenues
(3) These amounts have been adjusted to reflect our three-for-one common stock split on March 11, 2005.

Riviera Holdings Corporation
Reconciliation of Net Income to EBITDA:
                            Net     Interest                                            Equity   Development  Manage-
                           Income   Income &  Operating  Deprec-   Asset    Sarbanes     Comp-   and Project   ment  Adjusted
                          (Loss)   (Expense)   Income    iaiton  Impairment Oxley Exp.  ensation  Costs, net   Fee    EBITDA
Third Quarter 2005:
Riviera Las Vegas        $3,807    $   10      $3,797    $2,496                                              $(503)   $5,790
Riviera Black Hawk        1,171    (1,926)      3,097     1,121                                                503     4,721
Corporate                (6,251)   (4,677)     (1,574)      -         -        371         222       126        -       (855)
                         -------   -------      ------    ------    ----      ----         ----     ----      ----    -------
                        $(1,273)  $(6,593)      5,320     3,617     $ -      $ 371        $222      $126      $ -     $9,656
Third Quarter 2004:
Riviera Las Vegas        $3,490    $ (102)     $3,592    $2,634                                              $(517)   $5,709
Riviera Black Hawk          913    (1,976)      2,889     1,012                                                517     4,418
Corporate                (6,391)   (4,720)     (1,671)      -         -         -           -      1,010        -       (661)
                         -------   -------     -------    -----     ----      ----        -----    ------     ----    -------
                        $(1,988)  $(6,798)      4,810     3,646     $ -       $ -         $ -     $1,010       $ -     $9,466

Nine Months Ended
September 30, 2005:
Riviera Las Vegas       $16,565      $ 13     $16,552    $7,233                                            $(1,526)   $22,259
Riviera Black Hawk        2,167    (5,793)      7,960     3,262                                              1,526     12,748
Corporate               (18,870)  (14,042)     (4,828)      -        198       641        1,207     (376)        -     (3,158)
                        --------   -------     -------    -----      ---       ----       -----     -----   -------   -------
                         $(138)  $(19,822)     19,684   $10,495      198      $641        1,207     (376)     $ -     $31,849

Nine Months Ended
September 30, 2004:
Riviera Las Vegas      $15,246    $ (189)    $15,435    $7,358                                            $(1,441)   $21,352
Riviera Black Hawk       2,521    (5,974)      8,495     2,990                                              1,441     12,926
Corporate              (18,386)  (14,203)     (4,183)      -          -          -          -       1,010     -       (3,173)
                       --------  --------    --------   ------       ----      ----       ----      -----  -------   --------
                         $(619) $(20,366)    $19,747   $10,348      $ -        $ -        $ -      $1,010   $ -      $31,105

  Balance Sheet Summary
      ($ in 000's)                  Sept 30,   Dec 31,
                                      2005       2004
                                  ------------------------
Cash and short term investments     $26,359     $18,886
Total current assets                 36,841      28,932
Property and equipment, net         173,687     177,115
Total assets                        220,755     217,536
Total current liabilities            30,473      27,599
Long-term debt, net of current
portion                             214,745     215,026
Total shareholders' (deficiency)
equity                              (27,847)    (29,292)

RIVIERA HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ In 000's except               Three Months Ended        Nine Months Ended
per share amounts)                   September 30             September 30
                                 2005        2004          2005         2004
                               ---------------------- --------------------------
Revenues:
  Casino                         $ 26,695    $ 27,548       $ 82,755    $ 84,177
  Rooms                            12,872      11,672         40,067      35,889
  Food and beverage                 8,434       8,588         26,645      26,454
  Entertainment                     4,470       5,499         13,582      15,726
  Other                             2,219       1,971          6,504       6,137
                               ---------------------- --------------------------
       Total                       54,690      55,278        169,553     168,383
                               ---------------------- --------------------------
   Less promotional allowances      4,353       4,661         13,495      14,512
                               ---------------------- --------------------------
            Net revenues           50,337      50,617        156,058     153,871
                               ---------------------- --------------------------
COSTS AND EXPENSES:
  Direct costs and expenses of
    operating departments:

    Casino                         13,816      13,550         42,676      40,886
    Rooms                           7,056       6,602         20,810      19,622
    Food and beverage               6,354       6,162         18,988      18,129
    Entertainment                   3,295       3,825         10,490      10,602
    Other                             774         755          2,267       2,194
  Other operating expenses:
    General and administrative      9,386      10,257         28,978      31,333
    Mergers, Acquisitions and
       evelopment Costs, net          126       1,010          (376)       1,010
    Sarbanes Oxley Expenses           371           -            641           -
    Equity Compensation               222           -          1,207           -
    Asset Impairment                    -           -            198           -
    Depreciation and amortizatin    3,617       3,646         10,495      10,348
                              ---------------------- --------------------------
     Total costs and expenss       45,017      45,807        136,374     134,124
                              ---------------------- --------------------------
INCOME FROM OPERATIONS              5,320       4,810         19,684      19,747
                              ---------------------- --------------------------
OTHER INCOME (EXPENSE):

  Interest expense                (6,651)     (6,804)       (19,964)    (20,382)
  Interest income                     58           6            142          16
  Other, net                          -            -              -           -
                              ---------------------- --------------------------
   Total other income (expenes)   (6,593)     (6,798)       (19,822)    (20,366)
                              ---------------------- --------------------------
NET INCOME (LOSS)               $ (1,273)   $ (1,988)       $  (138)   $   (619)
                              ====================== ==========================
EARNINGS PER SHARE DATA:
Shares used in calculating net
income (loss) per common share:
Basic and diluted                 11,848     10,464        11,795      10,461

Net Income (loss) per common share
Basic and diluted                 $(0.11)    $(0.19)       $(0.01)     $(0.06)